Exhibit 10.1
PURCHASE AGREEMENT
PHI, INC.
$200,000,000 7.125% Senior Notes due 2013

PHI, INC.
$200,000,000 7.125% Senior Notes due 2013
PURCHASE AGREEMENT
April 7, 2006
New York, New York
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     PHI, Inc., a Louisiana corporation (the “Company”), and each of the Guarantors (as defined herein), agree with you as follows:
     1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC (the “Initial Purchaser”) $200,000,000 aggregate principal amount of 7.125% Senior Notes due 2013 (the “Original Notes”). The Original Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”). The Company’s obligations under the Original Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by the Guarantors listed on Schedule I hereto (collectively, the “Guarantors” and, collectively with the Company, the “Issuers”). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined herein).
     The Original Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated March 30, 2006 (the “Preliminary Offering Memorandum”), a supplement thereto dated April 5, 2006 (the “Initial Supplement”), and a pricing supplement thereto dated the date hereof in the form of Exhibit C hereto (the “Pricing Supplement”). The Preliminary Offering Memorandum, the Initial Supplement and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Offering Memorandum, as the case may be.
     The Initial Purchaser has advised the Issuers that the Initial Purchaser intends, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Original Notes purchased by the Initial Purchaser under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package solely to (i) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBS”), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the “Eligible Purchasers.”
     Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under “Notice to Investors” in the Offering Memorandum.
     Holders (including subsequent transferees) of the Original Notes will have the benefit of the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Issuers will agree to, under the provisions set forth therein, (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement) the “Exchange Notes” and, together with the Original Notes, the “Notes,” which term includes the guarantees related thereto) to be offered in exchange for the Original Notes (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Original Notes, (ii) use their reasonable best efforts to cause such Registration Statements to be declared effective and (iii) use their reasonable best efforts to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”
     The Original Notes are being offered and sold by the Issuers in connection with a tender offer by the Company for all of its existing $200,000,000 9 3/8 % Senior Notes due 2009 (the “Tender Offer”). In addition, contemporaneously with the offering and sale of the Original Notes, the Company is participating in a public offering of its non-voting common stock, $0.10 par value (the “Equity Offering”). The issuance and sale of the Original Notes is referred to as the “Transaction.”
     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants of the Initial Purchaser contained in this Agreement, the Company agrees to issue and sell to the Initial Purchaser, and on the basis of the representations, warranties and covenants of the Issuers contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Initial Purchaser agrees to purchase from the Company, the Original Notes. The purchase price for the Original Notes shall be 98% of their principal amount.
     3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 9:00 a.m., Central Time, on April 12, 2006 (such date and time, the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas 77002. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchaser and the Company.
     One or more of the Original Notes in global form registered in such names as the Initial Purchaser may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser direct), against payment by the Initial Purchaser of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with its obligations under Sections 4(g) and 8(m) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.
     4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchaser as follows:
          (a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum, the Initial Supplement, the Pricing Supplement and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchaser in connection with Exempt Resales.
          (b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchaser the Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Initial Supplement and the Pricing Supplement. Not to further amend or supplement the Preliminary Offering Memorandum or amend or supplement the Pricing Supplement. Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.

          (c) If, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchaser has completed their distribution of the Original Notes, any event shall occur that, in the reasonable judgment of the Issuers or in the reasonable judgment of the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchaser of such event, or the Initial Purchaser shall promptly notify the Issuers, as the case may be, and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.
          (d) To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchaser may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
          (e) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated other than by reason of a default by the Initial Purchaser, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and all stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Initial Supplement, the Pricing Supplement and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto; (ii) all expenses (including travel expenses) of the Issuers in connection with any meetings with prospective investors in the Original Notes; (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales; (iv) the issuance, transfer and delivery by the

Issuers of the Original Notes to the Initial Purchaser; (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final “Blue Sky” or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto); (vi) the application for quotation of the Notes in The Portal Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (“NASD”), including, but not limited to, all listing fees and expenses; (vii) the approval of the Notes by The Depository Trust Company (“DTC”) for “book-entry” transfer; (viii) the rating of the Notes by rating agencies; (ix) the fees and expenses of the Trustee and its counsel; (x) the cost of any aircraft chartered in connection with the roadshow and (xi) the performance by the Issuers of their other obligations under the Note Documents; provided, however, except as set forth above in subparagraph (v) the Initial Purchaser shall be responsible for all legal fees and expenses of its legal counsel; and provided further, however, that except as otherwise expressly set forth in this Agreement, the Initial Purchaser shall pay its own costs and expenses, including costs and expenses relating to the roadshow. In addition, if the transactions contemplated by this Agreement are not consummated for any reason other than the termination of this Agreement pursuant to Section 11 hereof or the default by the Initial Purchaser in its obligations hereunder, the Issuers shall, in addition to paying the amounts described above, reimburse the Initial Purchaser for all of its reasonably incurred out-of-pocket expenses, including the reasonably incurred fees and disbursements of its counsel.
          (g) To use the proceeds from the sale of the Original Notes and the Equity Offering in a manner consistent with the caption “Use of Proceeds” as described in the Pricing Disclosure Package.
          (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.
          (i) Not to permit any Issuer, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchaser or any Eligible Purchasers.
          (j) Not to permit any Issuer to, and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.
          (k) Not to permit any Issuer to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

          (l) Not to engage, not to allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.
          (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.
          (n) To comply with all of their agreements set forth in the Registration Rights Agreement.
          (o) To comply with all of their obligations set forth in the representations letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer and to use their reasonable best efforts to obtain approval of the Notes by DTC for “book-entry” transfer.
          (p) To use their reasonable best efforts to effect the inclusion of the Original Notes in PORTAL.
          (q) Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package, (ii) all other reports and other communications (financial or otherwise) that any of the Issuers mail or otherwise make available to their security holders and (iii) such other information as the Initial Purchaser shall reasonably request.
          (r) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchaser and its affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum, the Initial Supplement, the Pricing Supplement and the Offering Memorandum.
          (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become an investment company required to be registered, but not registered, under the Investment Company Act of 1940.
          (t) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any of the Notes; and none of the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.
     The Company and the Initial Purchaser agree that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and that it will cause to be entered into any necessary supplemental indentures in connection therewith.
     5. Representations and Warranties.
          (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchaser that:
     (i) Neither the Pricing Disclosure Package, as of the date hereof, nor the Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, contains, or will contain, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchaser contained in or omitted from the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for inclusion in the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Initial Supplement, the Pricing Supplement or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.
     (ii) The documents incorporated by reference in the Offering Memorandum heretofore filed with the Commission were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder (the “Exchange Act Regulations”), and any further incorporated documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further incorporated document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
     (iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.
     (iv) After giving effect to the Transaction, the capitalization of the Company as of the Closing Date will be as set forth in the as adjusted column under the heading “Capitalization” in the Pricing Disclosure Package, assuming the Tender Offer is fully subscribed and the sale of the shares in the Equity Offering (without giving effect to the Underwriters’ over-allotment option) (subject to the issuance of shares of Common Stock upon exercise of outstanding stock options disclosed in the Pricing Disclosure Package or the Offering Memorandum, the grant of options under the existing stock option plans described in the Pricing Disclosure Package or the Offering Memorandum and the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of capital stock). Attached hereto as Schedule II is a true and complete list of each subsidiary of the Company, its jurisdiction of organization and percentage equity ownership by the Company (collectively, the “Subsidiaries”). The entities listed on Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Pricing Disclosure Package, are owned by the Company free and clear of all Liens (as defined in the Indenture) other than Permitted Liens (as defined in the Indenture). Except as set forth in the Pricing Disclosure Package, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement.
     (v) Each of the Company and each Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite corporate, partnership or limited liability company or other power and authority, as the case may be, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have a Material Adverse Effect; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means (x) any material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the Transactions on a timely basis.
     (vi) Each of the Issuers has all requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Company has all requisite corporate or limited liability company power and authority, as the case may be, to issue, sell and deliver the Notes and each Guarantor has all requisite corporate power and authority to make and perform all its obligations under its Guarantee. Each of the Issuers has duly authorized the execution, delivery and performance of each of the Note Documents to which it is a party. Each of the Note Documents conforms, or when executed and delivered will conform, in all material respects to the descriptions thereof in the Offering Memorandum.
     (vii) This Agreement has been duly and validly executed and delivered by each Issuer.
     (viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and constitutional limitations on laws that govern the enforceability of choice of law provisions in agreements (the “Bankruptcy and Equity Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company and, when issued, authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (x) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.
     (xi) The Guarantees have been duly and validly authorized by the Guarantors and, when the Original Notes are issued, authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xii) The guarantees in respect of the Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy and Equity Exceptions.
     (xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against them in accordance with its terms, except (A) as the enforcement thereof may be subject to the Bankruptcy and Equity Exceptions, and (B) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.
     (xiv) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.
     (xv) None of the Company or any of the Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements And Instruments”), or (C) except for the inquiry of the Department of Justice described in the Preliminary Offering Memorandum, in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Assuming consummation of the transactions contemplated by the Tender Offer and the Consent Solicitation, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any of its Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (xvi) Assuming consummation of the transactions contemplated by the Tender Offer and the Consent Solicitation, the execution, delivery and performance by each of the Issuers of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes and the offer and exchange of the Exchange Notes, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a Lien, on any property or assets of the Company or any Subsidiaries pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any of its Subsidiaries, (ii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its Subsidiaries or their respective assets or properties except such judgments, orders or decrees that would have a Material Adverse Effect, (iii) any of the Agreements and Instruments or (iv) any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or their respective assets or properties, except in the case of clauses (iii) and (iv), such violations, conflicts, breaches or defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company and each of its Subsidiaries of the Note Documents to which they are party including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated hereby or thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect, except such consents or waivers that the failure to obtain could not be reasonably expected to have a Material Adverse Effect.
     (xvii) Except as set forth in the Pricing Disclosure Package, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any of the Subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any of the Subsidiaries or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.
     (xviii) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Issuers, is imminent.
     (xix) Except as set forth in the Pricing Disclosure Package, the Company and each of the Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under, all laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuers, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or any of its Subsidiaries would reasonably expect to result in a Material Adverse Effect are accurately described in all material respects in the Pricing Disclosure Package. The Company and each of the Subsidiaries maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environmental Laws.
     (xx) The Company and each of the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by them in the manner described in the Pricing Disclosure Package, except where failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxi) Each of the Company and the Subsidiaries has good and valid title in fee simple to all items of real property and valid title to all personal property owned by each of them, in each case free and clear of any Lien, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries to an extent that such interference would reasonably be expected to have a Material Adverse Effect, and (ii) Liens described in the Pricing Disclosure Package. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries.
     (xxii) Each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Pricing Disclosure Package, except where the failure to own, possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.
     (xxiii) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, there are no material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property.
     (xxiv) To the knowledge of the Issuers, neither the Company or any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would reasonably be expected to have a Material Adverse Effect.
     (xxv) Neither the Company nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.
     (xxvi) Neither the Company nor any of the Subsidiaries is an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.
     (xxvii) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xxviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has provided or made available to the Initial Purchaser or its counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.
     (xxix) The Company and each of the Subsidiaries maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to reasonably protect the Company and of the Subsidiaries and their businesses. None of the Company or any of the Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or the Subsidiaries, as the case may be.
     (xxx) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Original Notes, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act, or (D) engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.
     (xxxi) No form of general solicitation or general advertising was used by the Issuers or any of their representatives (other than the Initial Purchaser, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company or any of its affiliates has entered into, and none of the Company or any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.
     (xxxii) Since December 31, 2005, except as set forth or contemplated in the Pricing Disclosure Package, (a) neither the Company nor any of the Subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any transaction not in the ordinary course of business that would reasonably be expected to have a Material Adverse Effect, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any material change in the long-term debt of the Company or any of the Subsidiaries except as disclosed in the Pricing Disclosure Package.
     (xxxiii) Neither the Company nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.
     (xxxiv) Deloitte & Touche LLP is an independent accountant within the meaning of the Act. The historical consolidated financial statements and the notes thereto included in the Pricing Disclosure Package present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated subsidiaries at the respective dates and for the respective periods indicated. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Pricing Disclosure Package) and in compliance with Regulation S-X (“Regulation S-X”). The other financial information and data included in the Pricing Disclosure Package are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. The information set forth under the caption “Summary consolidated financial data” included in the Pricing Disclosure Package has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Pricing Disclosure Package ) and in compliance with Regulation S-X. The ratio of earnings to fixed charges has been calculated in compliance with Item 503(d) of Regulation S-K.
     (xxxv) As of the date hereof (and immediately prior to and immediately following the issuance of the Notes on the Closing Date) each of the Company and the Guarantors is and will be Solvent. No Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.
     (xxxvi) Except as described in the section entitled “Plan of distribution” in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person other than the Initial Purchaser that would give rise to a valid claim against the Company, any Subsidiary or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.
     (xxxvii) The Company, the Subsidiaries and, to the Company’s knowledge, their respective directors and officers (in their capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxxviii) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects.
     Each certificate signed by any officer of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchaser as to the matters covered by such certificate.
     The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.
          (b) The Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser represents, warrants and covenants to the Issuers that:
     (i) It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.
     (ii) (A) Neither it, nor any person acting on its behalf, has solicited or will solicit offers for, or has offered or will offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has solicited and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to, (1) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.
     (iii) With respect to offers and sales outside the United States, (A) the Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Notes or have in their possession or distribute either any Offering Memorandum or any such other material, in all cases at their own expense; and (B) the Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.
     (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any “employee benefit plan” (within the meaning of Section 3 of ERISA) or any “plan” (within the meaning of Section 4975 of the Code).
     The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Original Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
     The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consent to such reliance.
     6. Indemnification.
          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein.
          (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use therein.
          (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle and the amount thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.
     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discounts and commissions received by the Initial Purchaser. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
     The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes purchased hereof pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as an Initial Purchaser, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of such Issuer shall have the same rights to contribution of such Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.
     8. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
          (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.
          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser in accordance with Section 4(b) hereof. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Pricing Disclosure Package, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against any Issuer before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.
          (e) Since December 31, 2005, except as set forth or contemplated in the Pricing Disclosure Package, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (f) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by an authorized officer of each Issuer confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 8.
          (g) The Initial Purchaser shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchaser, of Akin Gump Strauss Hauer & Feld, LLP with respect to the laws of the State of New York and the federal laws of the United States including customary qualifications and limitations and Jones, Walker, Poitevent, Carrère & Denègre, L.L.P. with respect to laws of the State of Louisiana including customary qualifications and limitations, each of which are counsel to the Issuers, substantially in the form of Exhibits B-1 and B-2 hereto.
          (h) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date from Vinson & Elkins L.L.P., counsel to the Initial Purchaser.
          (i) The Initial Purchaser shall have received a “comfort letter” from Deloitte & Touche LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial

Purchaser and counsel to the Initial Purchaser, covering the financial and accounting information in the Pricing Disclosure Package. In addition, the Initial Purchaser shall have received a “bring-down comfort letter” from Deloitte & Touche LLP, independent public accountants for the Company, dated as of the Closing Date, addressed to the Initial Purchaser and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.
          (j) Each of the Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchaser shall have received copies, conformed as executed, thereof.
          (k) Each of the Issuers shall have executed and delivered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.
          (l) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Issuers’ obligations hereunder and under the Indenture and the Notes shall be in full force and effect.
          (m) The Initial Purchaser shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as it may reasonably request.
          (n) Vinson & Elkins L.L.P., counsel to the Initial Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.
          (o) The Original Notes shall be eligible for trading in PORTAL upon issuance. All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.
     The documents required to be delivered by this Section 8 will be delivered at the office specified in Section 3 hereof on the Closing Date.
     9. Initial Purchaser’s Information. The Issuers and the Initial Purchaser severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in (i) the last paragraph of the cover page and (ii) in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph and in the seventh paragraph under the caption “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Pricing Disclosure Package or the Offering Memorandum.
     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in

Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchaser. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.
     11. Effective Date of Agreement; Termination.
          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
          (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser’s part to the Issuers if, on or prior to such date, (x) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in the Initial Purchaser’s judgment, make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Initial Purchaser’s judgment makes it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.
          (d) If the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers will reimburse the Initial Purchaser for one-half of its reasonable out-of-pocket expenses, including, without limitation, the fees and expenses of the Initial Purchaser’s counsel incurred in connection with this Agreement.
     12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: (203) 719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: (203) 719-0680), Attention: Legal and Compliance Department and, if sent to the Issuers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to Petroleum Helicopters, Inc., Post Office Box 90808, Municipal Airport, Lafayette, LA 70509-0808 (telephone: (337) 235-2452, fax: (337) 206-9576), Attention: Chief Financial Officer, with a copy for information purposes only to Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, Houston, Texas 77002 (fax number: (713) 236-0822), Attention: Jennifer De la Rosa.
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.
     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.
     14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser or any indemnified party. Each of the Initial Purchaser and the Issuers (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts to the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.
     16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
     17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
     18. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Original Notes. The Issuers further acknowledge that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that the Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Original Notes, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Original Notes, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement.

     If the foregoing agreement correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

PHI, INC.

By:	/s/ Michael J. McCann

	Name:	Michael J. McCann
	Title:	Chief Financial Officer,
Treasurer and Secretary

INTERNATIONAL HELICOPTER TRANSPORT, INC.
PHI TECH SERVICES, INC.
AIR EVAC SERVICES, INC.
PHI AIR MEDICAL, INC.
PETROLEUM HELICOPTERS INTERNATIONAL, INC.
HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING, L.L.C.
HELEX, L.L.C.
SKY LEASING, L.L.C.

By:	/s/ Michael J. McCann

	Name:	Michael J. McCann
	Title:	Vice President
[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED
as of the date first above written:
UBS SECURITIES LLC

By:	/s/ Sam Pitts

	Name:	Sam Pitts
	Title:	Executive Director

By:	/s/ Kenneth Owen

	Name:	Kenneth Owen
	Title:	Associate Director
[Signature Page to Purchase Agreement]

SCHEDULE I

GUARANTORS
International Helicopter Transport, Inc.
PHI Tech Services, Inc.
Air Evac Services, Inc.
PHI Air, Medical, Inc.
Petroleum Helicopters International, Inc.
Helicopter Management, L.L.C.
Helicopter Leasing, L.L.C.
HELEX, L.L.C.
Sky Leasing, L.L.C.
[Schedule I]

SCHEDULE II

		%
		of Voting
Company	Place of Organization	Stock Owned
International Helicopter Transport, Inc.	Louisiana	100%
PHI Tech Services, Inc.	Louisiana	100%
Air Evac Services, Inc.	Louisiana	100%
PHI Air Medical Services, Inc.	Louisiana	100%
Petroleum Helicopters International, Inc.	Louisiana	100%
Helicopter Management, L.L.C	Louisiana	100%
Helicopter Leasing, L.L.C	Louisiana	100%
HELEX, L.L.C	Florida	100%
Sky Leasing L.L.C	Montana	100%
PHI Angola	Angola	100%
Petroleum Helicopters Angola, LDA	Angola	49%
PHI International, Ltd.	Cayman Islands	100%
Energy Risk Ltd.	Bermuda	100%
[Schedule II]